b
Exhibit 99.1

I-ON Communications Co., Ltd
And Subsidiary

I-ON Communications Co., Ltd and Subsidiary

 Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDERS AND BOARD OF DIRECTORS
I-ON COMMUNICATIONS CO., LTD
SEOUL, KOREA

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of I-ON Communications Co., Ltd (the "Company") as of December 31, 2017 and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the years ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BENJAMIN & YOUNG, LLP

We have served as the Company's auditor since 2017

Anaheim, California
May 7, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of I-ON Communications Co., Ltd

We have audited the accompanying consolidated balance sheet of I-ON Communications as of December 31, 2016, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the year then ended. I-ON Communications’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of I-ON Communications as of December 31, 2016, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ ANTON & CHIA, LLP
Newport Beach, California

May 7, 2017

I-ON Communications Co., Ltd and Subsidiary

Consolidated Balance Sheets

December 31	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$1,439,700	$2,171,628
Restricted cash	1,795,781	1,456,351
Short-term financial instruments	746,687	549,441
Short-term loans	112,003	66,212
Accounts Receivables, net of allowance for doubtful accounts $667,886 and $659,507, respectively	4,014,388	3,052,692
Prepaid expenses and other current assets	537,402	427,885
Total current assets	8,645,961	7,724,209

Non-current assets:
Investments	136,271	171,435
Property and equipment, net	69,455	70,075
Intangible assets, net	74,642	58,836
Deposits	392,095	340,247
Deferred tax assets	879,957	882,743
Total non-current assets	1,552,420	1,523,336

Total Assets	$10,198,381	$9,247,545

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$520,045	$142,938
Accrued expenses and other	1,197,005	1,058,665
Value added tax payable	184,186	167,210
Income tax payable	-	9,717
Current portion of long term debt	-	151,643
Government grants outstanding	-	280,450
Total current liabilities	1,901,236	1,810,623

Long term debt, net of current portion	280,007	248,242

Total liabilities	2,181,243	2,058,865

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.43 par value; authorized 100,000,000 shares; issued and outstanding 2,808,214 shares at December 31, 2017 and 2016, respectively	1,203,383	1,203,383
Additional paid-in-capital	2,011,254	1,949,690
Accumulated other comprehensive loss	274,468	(473,317)
Accumulated retained earnings	4,527,781	4,508,763
Total company stockholders’ equity	8,016,886	7,188,519
Non-controlling interests	252	161
Total stockholders’ equity	8,017,138	7,188,680

Total Liabilities and Stockholders’ Equity	$10,198,381	$9,247,545

See accompanying notes to consolidated financial statements.

I-ON Communications Co., Ltd and Subsidiary

Consolidated Statements of Income and Comprehensive Income

Years ended December 31,	2017	2016

Net sales	$9,206,355	$9,222,884
Cost of goods sold	6,199,386	4,722,091
Gross profit	3,006,969	4,500,793

Operating expense
Research and development	670,714	1,387,070
General and administrative	1,749,576	2,086,277
Total operating expense	2,420,290	3,473,347

Income from operations	586,679	1,027,446

Other income (expense):
Interest income	49,020	46,753
Gain (loss) on foreign currency exchange, net	(12,525)	14,603
Miscellaneous expense, net	(393,006)	(52,997)
Interest expense	(10,149)	(9,872)
Total other income (expense), net	(366,660)	(1,513)

Income before provision for income taxes, net income or loss on equity investments in affiliates, and minority interest	220,019	1,025,933

Provision for income tax	146,901	121,775

Net income before income or loss on equity investments in affiliates and non-controlling interest	73,118	904,158

Income (loss) on equity investments in affiliates	(54,100)	36,399

Net income before non-controlling interest	19,018	940,557

Non-controlling interest	91	(107)

Net income	$19,109	$940,450

Comprehensive income statement:
Net income	$19,018	$940,557
Foreign currency translation	747,785	(193,248)
Total Comprehensive income	$766,803	$747,309

Earnings per share - Basic
Net income (loss) before non-controlling interest	$0.01	$0.33
Non-controlling interest	0.00	(0.00)
Earnings per share to stockholders	0.01	0.33

Earnings per share - Diluted
Net income (loss) before non-controlling interest	$0.01	$0.33
Non-controlling interest	0.00	(0.00)
Earnings per share to stockholders	0.01	0.33

Weighted average number of common shares outstanding:
Basic	2,808,214	2,808,214
Diluted	2,808,214	2,843,124

 See accompanying notes to consolidated financial statements.

I-ON Communications Co., Ltd and Subsidiary

Consolidated Statements of Shareholders’ Equity

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total Company Stockholders'	Non- Controlling	Total Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity	Interest	Equity

Balance - January 1, 2016	2,808,214	1,203,383	1,927,054	3,568,206	(280,069)	6,418,574	268	6,418,842

Foreign currency translation	-	-	-	-	(193,248)	(193,248)	-	(193,248)

Stock compensation expense	-	-	22,636	-	-	22,636	-	22,636

Net income	-	-	-	940,557	-	940,557	(107)	940,450

Balance - December 31, 2016	2,808,214	$1,203,383	$1,949,690	$4,508,763	$(473,317)	$7,188,519	$161	$7,188,680

Foreign currency translation	-	-	-	-	747,785	747,785	-	747,785

Stock compensation expense	-	-	61,564	-	-	61,564	-	61,564

Net income	-	-	-	19,018	-	19,018	91	19,109

Balance - December 31, 2017	2,808,214	$1,203,383	$2,011,254	$4,527,781	$274,468	$8,016,886	$252	$8,017,138

See accompanying notes to consolidated financial statements.

I-ON Communications Co., Ltd and Subsidiary

Consolidated Statements of Cash Flows

Years ended December 31,	2017	2016

Cash flows from operating activities:
Net income	$19,109	$940,450
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	(91)	107
Income (loss) on equity investments in affiliates	54,100	(36,399)
Depreciation and amortization	115,155	88,213
Stock options expense	61,564	22,636
Foreign exchange gain	(884)	1,349
Loan receivables reserve	70,759	-

Changes in operating assets and liabilities:
Account receivable, net	(692,185)	292,849
Prepaid expenses and other current assets	(51,887)	(63,347)
Deposit	(7,873)	(6,523)
Deferred taxes	109,661	67,862
Account payable	197,131	(389,555)
Accrued expenses and other	141,691	(13,409)
Advanced receipts	-	17,686
Value added tax payable	(3,949)	(17,694)
Income tax payable	(10,384)	5,326
Net cash provided by operating activities	1,917	909,551

Cash flows from investing activities:
Purchases of short-term investments	(120,265)	31,021
Purchases of available-for-sale security	-	(45,804)
Purchases of property and equipment	(91,067)	(12,244)
Purchases of patent	(22,962)	(8,041)
Purchases of other intangible assets	116	(1,710)
Borrowings from short-term loans	(106,116)	(68,951)
Net cash used in investing activities	(340,294)	(105,729)

Cash flows from financing activities:
Net receipt (use) of government grants	(299,709)	51,818
Borrowings from loans payable	-	258,509
Repayments of loans payable	(162,057)	(172,271)
Net cash used in investing activities	(461,766)	138,055

Effect of foreign currency translation on cash and cash equivalents	407,645	(119,890)

Net increase (decrease) in cash and cash equivalents	(392,498)	821,987

Cash and cash equivalents including restricted cash, beginning of year	3,627,979	2,805,992

Cash and cash equivalents including restricted cash, end of year	$3,235,481	$3,627,979

Supplemental disclosure of cash flow information:
Interest paid	$10,149	$9,872
Taxes paid	$37,239	$53,913

Supplemental disclosure of non-cash financing activities:
Non-cash conversion of long-term borrowing	$-	$151,643

See accompanying notes to consolidated financial statements.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 1 – Organization and Operations

I-ON Communications Co., Ltd (“the Company”) was incorporated on July 5, 1999, and is engaged in developing and supplying computerized system. The corporate headquarter is located at 15 Teheran-ro 10-gil Gangnam-gu Seoul, South Korea.  The Company provides enterprise content management services to customers primarily in Korea, Japan and Indonesia, by developing industry-leading products such as ICS (web content management system), iDrive (e-document management system), LAMS (load aggregator’s management system), e.Form (mobile contract system), IDAS (digital asset management system) and ICE (content delivery system).

I-ON, Ltd is the Japanese subsidiary of the Company incorporated in 2002. The total assets of I-ON, Ltd is approximately $192,000. The Company has 99.5% ownership of I-ON, Ltd. PT ION-soft is the Indonesian affiliate of the Company incorporated in October 2011. The Company has 20% of ownership of PT I-ON-soft, which is accounted for under the equity method.

Note 2 – Summary of Significant Accounting Policies

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, who is responsible for integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements. The accompanying consolidated financial statements and the notes hereto are reported in US Dollars.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of I-ON Communication Co., Ltd. and its 99.5% owned subsidiary, I-ON, Ltd. All intercompany accounts, transactions, and profits have been eliminated upon consolidation.

The consolidated financial statements were prepared and presented in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation. Non-controlling interests represent the portion of earnings that is not within the parent Company’s control. These amounts are required to be reported as equity instead of as a liability on the consolidated balance sheet. ASC requires net income or loss from non-controlling minority interests to be shown separately on the consolidated statements of operations.

The Company is also required to consolidate any variable interest entities (VIEs), of which it is the primary beneficiary, as defined.  Based on the Company’s analysis pursuant to ASC 810-10-25, Consolidations, the Company does not have any VIEs that need to be consolidated at this time. When the Company does not have a controlling interest in an entity, but exerts a significant influence over the entity, the Company would apply the equity method of accounting.

Foreign Currency Transaction and Translation

The Company’s principal country of operations is Korea.  The financial position and results of operations of the Company are determined using the local currency, Korean Won (“KRW”), as the functional currency.

The financial position and results of operations of I-ON, Ltd, the Japanese subsidiary of the Company, are initially recorded using its local currency, Japanese Yen (“JPY”). Assets and liabilities denominated in foreign currency are translated to the functional currency at the functional currency rate of exchange at the balance sheet date. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. All differences are reflected in profit or loss. As of December 31, 2017, and 2016, the exchange rate was JPY 9.49 and JPY 10.37 per KRW, respectively. The average exchange rate for the years ended December 31, 2017 and 2016 was JPY 10.09 and JPY 10.68 per KRW, respectively.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Foreign Currency Transaction and Translation (continued)

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date.  The results of operations are translated from KWR to US Dollar at the weighted average rate of exchange during the reporting period. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution.  All translation adjustments resulting from the translation of the financial statements into the reporting currency, US Dollar, are dealt with as a component of accumulated other comprehensive income.  Translation adjustments net of tax were a net gain of $747,785 and a net loss of 193,248 for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017, and 2016, the exchange rate was KRW 1,071.40 and KRW 1,208.50 per US Dollar, respectively.  The average exchange rate for the years ended December 31, 2017 and 2016 was KRW 1,130.84 and KRW 1,160.50, respectively.

Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC 220, Comprehensive Income, which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

Total comprehensive income is defined as all changes in stockholders' equity during a period, other than those resulting from investments by and distributions to stockholders (i.e., issuance of equity securities and dividends). Generally, for the Company, total comprehensive income equals net income plus or minus adjustments for foreign currency translation.

While total comprehensive income is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss (“AOCI”) represents the cumulative balance of other comprehensive income as of the balance sheet date.  For the Company, AOCI represents primarily the cumulative balance related to the foreign currency adjustments.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Estimates include, among other things, the fair value of investment securities in privately-held companies, determining the depreciable lives of property and equipment as well as valuation allowances of accounts receivable and deferred tax assets, if any. Actual results may differ from those estimates, and the differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: short-term financial instruments, short-term loans, accounts receivable, investments, property and equipment, intangible assets, deferred tax assets and stock based compensation.  The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Segment Reporting

FASB ASC 280, Segment Reporting, requires public companies to report financial and descriptive information about their reportable operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer has been identified as the chief decision maker.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Segment Reporting (continued)

The Company generates revenues from two geographic areas, consisting of Korea and Japan. The following enterprise-wide disclosure is prepared on a basis consistent with the preparation of the consolidated financial statements:

	December 31, 2017	December 31, 2016
Korea
Current assets	$8,454,368	$7,587,216
Non-current assets	1,522,149	1,523,073
Current liabilities	1,728,654	1,664,475
Non-current liabilities	280,007	248,242
Net Sales	8,902,380	8,894,778

Japan
Current assets	$191,593	$136,993
Non-current assets	271	263
Current liabilities	172,582	146,148
Non-current liabilities	-	-
Net Sales	303,975	328,106

Revenue Recognition

Revenue from services provided is measured at the fair value of the consideration received or receivable, net of returns, discounts and sales incentive, which are recognized as a reduction of revenue. The Company recognizes revenue when the amount of revenue can be reliably measured, and it is probable that future economic benefits will flow to the entity.

The Company’s revenue consists of services provided and commissions. These revenue sources are as follows:

•	Royalty – the Company receives a fixed amount of royalties from company in Japan for providing rights to sell the Company’s products in Japanese market.
•	License Solution & Services – the Company recognizes revenue on installation of the web-content management software, services provided for installation, and customization.
•	Customizing Services – the Company recognizes revenue from processing transactions between businesses and their customers.
•	Maintenance – the Company recognizes revenue over the contract term based on percentage-of-completion method.

Investments

The Company classifies its investment securities as available-for-sale securities in accordance with FASB ASC 320, Investments and records these securities at fair value. Unrealized gains and losses as results of changes in the fair value of the available-for-sale investments are recorded as a separate component within accumulated other comprehensive income in the accompanying balance sheets. At December 31, 2017 and 2016, cost approximates investment value resulting in zero unrealized gain or loss, therefore, the changes in available for sale securities during 2017 and 2016 are the result of the foreign currency translation which is included in the foreign currency translation and recorded under accumulated other comprehensive income or loss statements.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Investments (continued)

The Company’s investment securities include privately-held companies where quoted market prices are not available and the cost method, combined with other intrinsic information, is used to assess the fair value of the investment. If the carrying value is below the fair value of an investment at the end of any period, the investment is considered for impairment. Investments are considered impaired when a decline in fair value is judged to be other-than-temporary. Once a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded, and a new cost basis in the investment is established.

Cash and Cash Equivalents

The Company considers all money market funds and highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

Restricted Cash

Restricted cash represents cash deposits which is restricted by the financial institutions for the loans the financial institutions having with the Company’s chief executive officer. The loans with the financial institutions are amounted to approximately $1,641,000 and $1,440,000 at December 31, 2017 and 2016, respectively, and expires on various days during 2018 and 2019, unless extended. The loans, bearing various interest rates, are guaranteed by the Company and the restricted cash deposits of the Company are provided to the financial institutions as collateral. The Company’s chief executive officer pays interest from the loans without any default at December 31, 2017 and 2016. The amount of restricted cash as of December 31, 2017 and December 31, 2016 was $1,795,781 and $1,456,351, respectively.

This arrangement could be considered as a violation of Section 402 of the Sarbanes-Oxley Act of 2002 amended the Securities Exchange Act of 1934 to prohibit U.S. and foreign companies with securities traded in the United States from making, or arranging for third parties to make, nearly any type of personal loan to their directors and executive officers. Violations of the Sarbanes-Oxley loan prohibition are subject to the civil and criminal penalties applicable to violations of the Exchange Act.

Short-Term Financial Instruments

Short-term financial instruments represent interest-bearing certificates of deposits with original maturities between three months to twelve months.

Short-Term Loans

The Company had short-term loans receivables form a third-parties with interest bearing 9% per annum and the balance was paid off on February 14, 2018.   Interest income were $49,020 and $46,753 for the year ended December 31, 2017 and 2016, respectively.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivables are recorded at the invoiced amount and do not bear interest.  Amounts collected on accounts receivables are included in net cash provided by operating activities in the consolidated cash flow statements.  The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the trade accounts receivable. Management primarily determines the allowance based on the aging of accounts receivable balances, historical write-off experience, customer concentrations, customer credit worthiness and current industry and economic trends. The Company’s provision for uncollectible receivables are included in selling, marketing, general and administrative expense in the consolidated statements of operation and comprehensive loss. At December 31, 2017 and 2016, allowance for doubtful accounts was approximately $668,000 and $660,000, respectively.  The Company does not have any off-balance sheet exposure related to its customers.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is computed using the declining balance method, based on the estimated useful lives as follows:

Facility equipment	4 years
Automobile	4 years
Office equipment	4 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts, and any gain or loss is included in operations.

The Company is working on a government research project and many other technical innovation projects. The Company receives government grants that it uses to offset the amount of assets acquired or expenses incurred.

Research and Development

Research and development costs are expensed as incurred. Research and development costs include travel, payroll, and other general expenses specific to research and development activities. Research and development cost for the year ending December 31, 2017 and 2016 were $670,714 and $1,387,070, respectively.

Intangible Assets

When the Company acquires an intangible asset, it is recorded at acquisition cost (the purchase price of the intangible asset and the costs directly related to the preparation of the asset for its intended purpose). The cost of an intangible asset acquired in a business combination is measured at the fair value of the acquisition date according to the accounting standards for business combinations. Other intangible assets with a finite life are amortized using the straight-line method over their estimated useful lives.

The estimated useful lives of the respective asset categories are as follows;

Development costs	3 years
Intangible asset excluding development costs	10 years
Other Intangible assets	3 to 5 years

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Severance and Retirement Benefits

In accordance with the Korean Labor Standard Law, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent an amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date. The annual severance benefits expense charged to operations is calculated based upon the net change in the accrued severance benefits payable at the balance sheet date based on the guidance of FASB ASC 960, Accounting – Defined Benefit Pension Plans.

The Company’s retirement pension plan is a defined contribution plan, and the Company pays the defined contribution regardless of the results of the operation of the plan. The Company recognizes the contributions to be paid in the current accounting period as retirement benefits expense. The amounts recognized as costs related to defined contribution plans for 2017 and 2016 are $437,996 and $389,814, respectively.

Compensated Absences

Employees of the Company are entitled to be compensated for absences depending on job classification, length of service, and other factors.  At December 31, 2017 and 2016 the amounts were deemed to be immaterial.

Impairment analysis for long-lived assets and intangible assets

The Company’s long-lived assets and other assets (consisting of property and equipment and purchased intangible assets) are reviewed for impairment in accordance with the guidance of the FASB ASC 360, Property, Plant, and Equipment and FASB ASC 205 Presentation of Financial Statements.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company had not experienced impairment losses on its long-lived assets and intangible assets during any of the periods presented.

Earnings Per Share

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations. Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value Measurements

The Company follows FASB ASC Topic 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.

ASC 820 establishes a hierarchy of valuation inputs based on the extent to which the inputs are observable in the marketplace. Observable inputs reflect market data obtained from sources independent of the reporting entity and unobservable inputs reflect the entity’s own assumptions about how market participants would value an asset or liability based on the best information available.

Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

The following describes the hierarchy of inputs used to measure fair value and the primary valuation methodologies used by the Company for financial instruments measured at fair value on a recurring basis.

The three levels of inputs are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities that the Company has an ability to access as of the measurement date.

Level 2
Inputs that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the same term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Our financial instruments include cash and cash equivalents, restricted cash, short-term financial instruments, short-term loans, accounts receivable, investments, accounts payables and debt. The carrying values of these financial instruments approximate their fair value due to their short maturities.  The carrying amount of our debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to us.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The Company follows FASB ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740-10-25 provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions pursuant to FASB ASC 740-10-25 for the year ended December 31, 2017 and 2016.

Contingencies

Accounting guidance requires that the Company record an estimated loss from a loss contingency when information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as legal matters requires significant judgment. Many of these legal matters can take years to resolve. Generally, as the time period increases over which the uncertainties are resolved, the likelihood of changes to the estimate of the ultimate outcome increases.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

Cash and cash equivalents are maintained at various financial institutions located in Korea. The Company has never experienced any losses related to these balances.

Advertising

Costs associated with advertising and promotions are expensed as incurred. Advertising expense amounted to $39,772 and $44,861 for December 31, 2017 and 2016, respectively.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Employee Stock Based Compensation

The Company accounts for its share-based compensation plan in accordance with FASB ASC 718, Stock Compensation, which establishes a fair value method of accounting for stock-based compensation plans. The Company records stock compensation expense based on the value of the number of shares vesting specified periods over three years.

Stock based compensation issued to employees and members of our board of directors is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock based award is recognized as an expense over the requisite service period of the award on a straight-line basis.

For purposes of determining the variables used in the calculation of stock based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted any fluctuations in these calculations could have a material effect on the results presented in our consolidated statements of operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our consolidated financial statements.

Non-controlling Interests

Non-controlling interests are measured at their proportionate share of the acquiree’s identifiable net assets at the acquisition date.

Government Grants

Government grants are not recognized unless there is reasonable assurance that the Company will comply with the grants’ conditions and that the grants will be received. Government borrowings, which are lower than the market interest rate, are regarded as government grants. The grant is measured from the difference between the fair values of the government borrowings computed using the market interest rate and the acquisition cost of the grant. Government grants whose primary condition is that the Company purchase, construct or otherwise acquire long-term assets are deducted in calculating the carrying amount of the asset. The grant is recognized in profit or loss over the life of a depreciable asset as a reduced depreciation expense.

Government grants which are intended to compensate the Company for expenses incurred are recognized as other income in profit or loss over the periods in which the Company recognizes the related costs as expenses. The amounts of government grants outstanding as of December 31, 2017 and December 31, 2016 are zero and $280,450, respectively.

Value Added Tax

National Tax Service in Korea administered Value Added Tax under the Tax Reform Act of 1976 promulgated by the National Assembly. Value added tax is imposed on goods sold in or imported into Korea and on services provided within Korea. Value added tax in Korea is charged on an aggregated basis at a rate of 10% on the full price collected for the goods sold or for the taxable services provided. Value added tax paid for December 31, 2017 and 2016 were $3,949 and $17,694, respectively.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncement

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 applies to all entities that hold financial assets or owe financial liabilities and is intended to provide more useful information on the recognition, measurement, presentation and disclosure of financial instruments. Among other things, ASU 2016-01 (i) requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; (ii) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; (iii) eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities; (iv) eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (v) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (vi) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (vii) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; and (viii) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. For public business entities, ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating ASU 2016-01 to determine the potential impact to its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Lease (Topic 842) (“ASU 2016-02”) which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability.  For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance.  Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines.  Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard.  ASU 2016-02 is effective for fiscal years beginning after December 18, 2018, including interim periods within those fiscal years.  We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718) (“ASU 2016-09”), which includes multiple provisions intended to simplify various aspects of accounting for share-based payments.  The new guidance will require entities to recognize all income tax effects of awards in the income statement when the awards vest or are settled.  It also will allow entities to make a policy election to account for forfeitures as they occur.  ASU 2016-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  We do not expect this standard will have a significant impact on our consolidated financial statements and related disclosures.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606) (“ASU 2016-10”) clarify identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. Adoption of this ASU is not expected to have a significant impact on our consolidated financial statements.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncement (continued)

In May 2016, the FASB issued ASU No. 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815) (“ASU 2016-11”) which clarifies guidance on assessing whether an entity is a principal or an agent in a revenue transaction.  This conclusion impacts whether an entity reports revenue on a gross or net basis.  ASU 2016-11 is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. Adoption of this ASU is not expected to have a significant impact on our consolidated financial statements.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606) (“ASU 2016-12”).  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2016-12 provides clarification on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) (“ASU 2016-15”).  Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice.  This ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. Adoption of this ASU is not expected to have a significant impact on our consolidated statement of cash flows.

In January 2017, the FASB issued ASU 2017-1, Clarifying the Definition of a Business (Topic 805) (“ASU 2017-1”). The new guidance that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The guidance also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.  The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years. Adoption of this ASU is not expected to have a significant impact on our consolidated results of operations, cash flows and financial position.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment (Topic 350) (“ASU 2017-04”).   The guidance removes “Step Two” of the goodwill impairment test, which required a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The ASU is effective for annual reporting periods beginning after December 15, 2019, and for interim periods within those years, with early adoption permitted.  We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting (Topic 718) (“ASU 2017-09”). The guidance clarifies the accounting for when the terms of a share-based award are modified. The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years, with early adoption permitted. This new guidance would only impact our consolidated financial statements if, in the future, we modified the terms of any of our share-based awards.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncement (continued)

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815) (“ASU 2017-11”). The guidance eliminates the requirement to consider “down round” features when determining whether certain equity-linked financial instruments or embedded features are indexed to an entity’s own stock. Our warrants issued with our convertible notes are treated as derivative instruments, because they include a “down round” feature. The ASU is effective for annual periods beginning after December 15, 2018, and for interim periods within those years, with early adoption permitted. Early adoption of this guidance could have a significant impact on our financial statements, as it would effectively eliminate the warrant derivative liability and the gain or loss from changes in the fair value of the warrant derivative liability. We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures

Note 3 – Property and Equipment

Property and equipment consist of the following:

	December 31, 2017	December 31, 2016

Facilities	$200,489	$177,744
Vehicles	23,614	20,935
Equipment	1,190,899	2,203,582
Government grants	(140,441)	(238,163)
Total property and equipment	1,274,561	2,164,098
Less: Accumulated depreciation	(1,205,106)	(2,094,023)
Property and equipment, net	$69,455	$70,075

Depreciation expense for December 31, 2017 and December 31, 2016 are $100,151 and $73,592 respectively.

As noted in Note 2, the government grants received is against the values of assets acquired or the expenses incurred.

Note 4 – Intangible Assets

Intangible assets consist of the following:

	December 31, 2017	December 31, 2016

Patents	$93,631	$60,036
Other intangible assets	593,046	521,332
Government grants	(20,337)	(21,443)
Total intangible assets	666,340	559,925
Less: Accumulated amortization	(591,698)	(501,089)
Intangible assets, net	$74,642	$58,836

Amortization expense for December 31, 2017 and December 31, 2016 are $15,004 and $14,621 respectively.

As noted in Note 2, the government grants received is against the values of assets acquired or the expenses incurred.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 5 – Long-term Debt

Tong-term debt consisted of the following:

	December 31, 2017	December 31, 2016

A note payable to a financial institution bearing interest rate at 2.64% as of December 31, 2017 and at 2.81% as of December 31, 2016, respectively, and guaranteed by the officer of the Company. The Company was required to make interest-only payments until December 2018, then monthly payments of both principal and interest from January 2019.	$280,007	$248,242
A note payable to a financial institution bearing interest rate at 3.70 % as of December 31, 2016 and guaranteed by the officer of the Company. The note payable was paid off in 2017.	-	151,643
Total debt	280,007	399,885
Less: current portion	-	(151,643)

Long-term debt, net of current portion	$280,007	$248,242

Years ending December 31, 2017	Amount

2019	93,411
2020	93,298
2021	93,298
Total	$280,007

The long-term debts contain certain covenants, and the Company was in compliance with the covenants.

Note 6 – Line of Credit

The Company has lines of credit with financial institutions for total amount of $3,700,000 approximately that expires in various months in 2018, unless extended. There was no outstanding balance under the credit lines at December 31, 2017 and December 31, 2016. The lines of credit, bearing various interest rates are guaranteed by the officer of the Company.

The Company has an arrangement with its customers and a financial institution, in which the Company’s customers issue electronic invoices with the Company as the recipient. The Company can use these receivables as collaterals for loans up to approximately $5,300,000 and $4,700,000 as of December 31, 2017 and 2016, respectively. The Company receives its payments due when the customer fully pays the invoices to the financial institution. The interest rates vary depending on the Company’s customers’ credit ratings. The Company has no borrowings outstanding as of December 31, 2017 and 2016, respectively. The maturity date of the arrangement varies on the dates of the original transactions.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 7 – Investments

Equity Method

The Company applies the equity method for investments in affiliate, which a privately-held company where quoted market prices are not available, in which it has the ability to exercise significant influence over operating and financial policies of the affiliate. Significant influence is generally defined as 20% to 50% ownership in the voting stock of an investee. Under the equity method, the Company initially records the investment at cost and then adjusts the carrying value of the investment to recognize the proportional share of the equity-accounted affiliate’s net income (loss) including changes in capital of the affiliate.

The Company had the following equity investment accounted under the equity method:

Equity investee	Type of Shares Owned	Number of Shares Owned	Original Investment Amount	Equity Investment Ownership
PT ION-soft	Common stock	160,000	$160,000	20%

The following is the roll-forward basis of equity investment accounted under the equity method:

	December 31, 2017
Equity investee	Beginning Equity Investment Basis	Proportional Share of the Equity Accounted Affiliate's Net Income (loss)	Ending Equity Investment Basis
PT ION-soft	$85,026	(54,100)	$30,926

	December 31, 2016
Equity investee	Beginning Equity Investment Basis	Proportional Share of the Equity Accounted Affiliate's Net Income (loss)	Ending Equity Investment Basis
PT ION-soft	$48,627	36,399	$85,026

Summarized audited financial information of significant equity investments in affiliate are as follows:

December 31,	2017	2016
Total current assets	$48,483	$551,481
Total assets	222,096	802,986
Total current liabilities	238,017	513,310
Total liabilities	332,453	626,479

Years ended December 31,	2017	2016
Net sales	$141,096	$508,533
Gross profit	141,096	508,533
Income from operations	(287,963)	179,140
Net income	(289,331)	176,726

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 7 – Investments (continued)

Available-for-sale securities

The Company’s investments also include privately-held companies, where quoted market prices are not available, and the cost method, combined with other intrinsic information, is used to assess the fair value of the investment. The

The following table summarize the Company’s investment securities at December 31, 2017:

Company	Balance	Percentage of Ownership
4GRIT	$46,672	2.50%
E-channel	44,143	0.07%
KSFC	12,275	0.00%
Total investment securities	$103,090

The following table summarize the Company’s investment securities at December 31, 2016:

Company	Balance	Percentage of Ownership
4GRIT	$41,378	2.50%
E-channel	39,135	0.07%
KSFC	10,882	0.00%
Total investment securities	$91,395

Note 8 – Fair Value Measurements

The Company adopted the provisions of FASB ASC 820, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

The following tables summarize the Company’s fair value measurements by level at December 31, 2017 for the assets measured at fair value on a recurring basis:

December 31, 2017	Level 1	Level 2	Level 3
Available-for-sale securities	$-	$-	$103,090
Total assets at fair value	$-	$-	$103,090

The following tables summarize the Company’s fair value measurements by level at December 31, 2016 for the assets measured at fair value on a recurring basis:

December 31, 2016	Level 1	Level 2	Level 3
Available-for-sale securities	$-	$-	$91,395
Total assets at fair value	$-	$-	$91,395

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies

Royalty

On February 15, 2006, the Company agreed to provide the rights to Ashisuto to sell the products in the Japanese market. Per the agreement, the contract period is automatically extended by 5 years up to 20 years. Total royalty amounts received for the year ended December 31, 2017 and 2016 were approximately $267,000 and 365,000, respectively.

Operating Leases

The Company leases its office under non-cancelable operating leases that expire on dates through December 2020. The lease is automatically extended upon agreement of both parties. Future minimum rental payments under the non-cancelable operating leases for December 31, 2017 are as follows:

December 31,	Amount

2018	$148,562
2019	148,562
2020	148,562
Total	$445,686

Rent expense for all operating leases for December 31, 2017 and 2016 was $148,562 and $144,765.

Litigation

The Company is pending litigation against Financial News Corporation (“the defendant”), a Korea-based financial newspaper company. The Company and the defendant originally agreed upon an arrangement on February 2014 for the Company to provide services and receive payments upon completion of each stage of the contract. Per management, the defendant arbitrarily requested changes in terms of the agreement and delayed payments. The Company, as a plaintiff, is claiming damages. The management does not believe the case will have material adverse effect on the consolidated financial statements as of December 31, 2017.

Note 10 – Related Party Transactions

The following are material related party transactions that have occurred during December 31, 2017, and 2016, but because the consolidated financial statements are presented on a consolidated basis, the transactions and balances have been eliminated.

	December 31, 2017	December 31, 2016

Sales to affiliate	$494,338	$480,551
Receivable from affiliate	$139,188	$119,910

The Company receives loan guarantees from the chief executive officer with regards to its long-term borrowing, and the Company’s restricted cash provided as collateral to the Company’s chief executive officer’s loans.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 11 – Earnings Per Share

The Company calculates earnings per share in accordance with FASB ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Potentially dilutive common shares consist of stock options outstanding (using the treasury method).

The following table sets forth the computation of basic and diluted net income per common share:

Years Ended December 31,	2017	2016

Net income (loss) before non-controlling interest	$19,018	$940,557
Non-controlling interest	91	(107)
Net income (loss)	19,109	940,450

Weighted-average shares of common stock outstanding:
Basic	2,808,214	2,808,214
Dilutive effect of common stock equivalents arising from share option, excluding antidilutive effect from loss	-	34,910
Diluted shares	2,808,214	2,843,124

Earnings per share - Basic
Net income (loss) before non-controlling interest	$0.01	$0.33
Non-controlling interest	0.00	(0.00)
Earnings per share to stockholders	0.01	0.33

Earnings per share - Diluted
Net income (loss) before non-controlling interest	$0.01	$0.33
Non-controlling interest	0.00	(0.00)
Earnings per share to stockholders	0.01	0.33

No non-vested share awards or non-vested share unit awards were antidilutive for fiscal 2017 and 2016.

Note 12 – Income Taxes

Income taxes consist of the following:

	December 31, 2017	December 31, 2016
Current income tax expense:
Federal	$-	$-
Foreign	37,240	91,700
	37,240	91,700
Deferred income tax expense:
Federal	109,661	30,075
Total	$146,901	$121,775

Current income tax expense is based on taxable income for federal and state tax reporting purposes. Deferred income tax expense is provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 12 – Income Taxes (continued)

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amount in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The significant components of deferred income tax assets and liabilities are as follows:

	December 31, 2017	December 31, 2016
Deferred income tax assets:
Allowance for bad debt	$108,796	$95,470
Allowance for short-term loans	16,431	-
Intangible assets	1,923	4,006
Government grants	36,227	119,571
Available-for-sale securities	10,823	9,596
Development costs	181,622	132,175
Loss on equity investments	29,765	15,250
Tax credits	391,008	436,409
Net operating loss	18,188	-
Retirement benefits	91,413	74,912
Total deferred income tax assets	886,196	887,389
Deferred income tax liabilities:
Other	(6,239)	(4,646)
Net deferred tax assets	879,957	882,743
Net deferred income tax assets at end of year	$879,957	$882,743
Net deferred income tax assets at beginning of year	$882,743	$977,431

The difference between the change in net deferred tax assets and the deferred income tax expenses is mainly due to re-measurement of deferred tax assets and liabilities reflecting currency exchange rates at the balance sheet dates. The related tax impact was recorded through other comprehensive income.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.

In assessing the realization of gross deferred income tax assets, management considers whether it is more likely than not that some portion or all its deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 12 – Income Taxes (continued)

The effective tax rates for the reporting periods are as follows:

	December 31, 2017	December 31, 2016

Profit before income taxes	$220,018	$1,025,933
Statutory tax rate	22%	22%
Statutory income tax expense	48,404	225,705

Book to tax reconciliation:
Tax credits to be used	95,924	(112,239)
Foreign tax	37,239	36,383
Others	(34,666)	(28,074)
Total book to tax reconciliation	98,497	(103,930)

Provision for income tax expense	$146,901	$121,775

Effective tax rate	66.77%	11.87%

The Company adopted the guidance in ASC 740 for uncertain tax positions, which requires that realization of an uncertain income tax position must be more likely than not before it can be recognized in the financial statements. This guidance in ASC 740 further prescribes the benefits or liabilities to be recorded in the financial statements as the amounts are cumulatively more likely than not to be realized assuming a review by tax authorities having all relevant information and applying current conventions. The guidance also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosure regarding unrecognized tax benefits or liabilities. Differences between the amounts recognized in the consolidated financial statements prior to the adoption of the guidance in ASC 740 for unrecognized tax benefits and the amounts reported after adoption would be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings.

As of December 31, 2017, and 2016, the Company identified no material unrecognized tax benefits and does not expect material change within the next twelve-months.  The Company’s policy is to recognize tax penalties and interest in tax expense, if any.

The Company recorded tax deferred assets for its R&D tax credits in the amount of $391,008 and $436,409 as of December 31, 2017 and 2016, respectively. The tax credits are carried forward for five years.

Tax years 2011 and forward are open to examination by the Korean National Tax Service (NTS). NTS conducted tax examination in 2012 and no penalties were charged to the Company.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 13 - Stock Compensation

The Company has a Stock Option Plan (“Plan”) that allows grants to officers and key employees shares of common stock. The options have vesting schedules of three years from the date of grant, and are exercisable within seven years from the end of the vesting period.  Stock options granted and outstanding as of December 31, 2017 may be exercised after one year from the date of the Company’s public listing. If the Company’s not publicly listed, these options will be cancelled.

The Company recognized approximately $62,000 and $23,000 of stock-based compensation related to options granted to employees for the years ended December 31, 2017 and 2016, respectively.

The fair value of each award to employees in 2017 is estimated on the date of grant using the Binomial option pricing model with the following weighted-average assumptions: expected life of approximately 6.25 years, risk-free interest rate of approximately 2.48 percent, expected volatility of 16.38% and no dividends during the expected life. Expected volatility is based on historical volatilities of public companies operating in the Company’s industry. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

A summary of the status of the Company’s stock option plan is presented as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Live (In Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2015	84,913	$1.49	5.22
Granted	-	-
Excercised	-	-
Cancelled	(1,985)	1.49
Outstanding, December 31, 2016	82,928	1.49	4.22
Granted	150,000	1.88
Excercised	-	-
Cancelled	(72,812)	1.63
Outstanding, December 31, 2017	160,116	1.63	9.18	301,018

Options exercisable at December 31, 2017	-	$-	$-	$-

Vested and expected to vest at December 31, 2017	41,044	$1.73	$8.24	$77,163

As of December 31, 2017, there was approximately $223,000 of total unrecognized compensation expense related to non-vested share option awards granted. That expense is expected to be recognized over a weighted-average period of 3 years.

I-ON Communications Co., Ltd and Subsidiary

Notes to Consolidated Financial Statements

Note 14 – Subsequent Events

On January 25, 2018, The Company entered into an agreement of merger and plan of reorganization (“Merger Agreement”) with Evans Brewing Company, Inc. (“Evans”), current registrant in the Securities and Exchange Commission. Pursuant to the terms of the Merger Agreement, Evans merged into the Company in a statutory reverse merger (“Merger”) and the Company is a surviving entity as a wholly-owned subsidiary of Evans. As a consideration for the Merger, Evans agreed to issue the shareholders of the Company an aggregate of 26,000,000 shares of common stock, par value $0.001 per share in accordance with the pro rata ownership of the Company’s capital stock. Following the Merger, Evans adopted the business plan of the Company in information technology consultancy and software development.

Immediately prior to the Merger, the Registrant had 4,784,293 shares of common stock issued and outstanding.  In connection with the Merger, the shareholders of Evans agreed to convert 1,000,000 shares of preferred stock and forgive $1,000,000 in unpaid advances in exchange for the spin-off of the Evans’ current operations. (“Spin-Off”) Following the consummation of the Merger, and upon the issuance of the shares from the Merger and the shares to be issued in connection with the Spin-Off, Evans will have approximately 32,000,000 shares of common stock issued and outstanding and the shareholders of the Company will beneficially own 26,000,000 shares, or approximately eighty-one percent of such issued and outstanding common stock.